Exhibit 99.1
Investor Contact:
Lauren Morris
513.579.9911 x11994
l.morris@medpace.com
FOR IMMEDIATE RELEASE
Media Contact:
Michael Maley
513.579.9911 x12831
m.maley@medpace.com
Medpace Holdings, Inc. Reports Third Quarter 2024 Results
•Revenue of $533.3 million in the third quarter of 2024 increased 8.3% from revenue of $492.5 million for the comparable prior-year period, representing a backlog conversion rate of 18.2%.
•Net new business awards were $533.7 million in the third quarter of 2024, representing a decrease of 12.7% from net new business awards of $611.5 million for the comparable prior-year period, which resulted in a net book-to-bill ratio of 1.00x.
•Third quarter of 2024 GAAP net income was $96.4 million, or $3.01 per diluted share, versus GAAP net income of $70.6 million, or $2.22 per diluted share, for the comparable prior-year period. Net income margin was 18.1% and 14.3% for the third quarter of 2024 and 2023, respectively.
•EBITDA was $118.8 million for the third quarter of 2024, an increase of 31.7% from EBITDA of $90.2 million for the comparable prior-year period, resulting in an EBITDA margin of 22.3%.
CINCINNATI, OHIO, October 21, 2024-- Medpace Holdings, Inc. (Nasdaq: MEDP) (“Medpace”) today announced financial results for the third quarter ended September 30, 2024.
Third Quarter 2024 Financial Results
Revenue for the three months ended September 30, 2024 increased 8.3% to $533.3 million, compared to $492.5 million for the comparable prior-year period. On a constant currency basis, revenue for the third quarter of 2024 increased 8.1% compared to the third quarter of 2023.
Backlog as of September 30, 2024 increased 8.8% to $2,927.4 million from $2,689.5 million as of September 30, 2023. Net new business awards were $533.7 million, representing a net book-to-bill ratio of 1.00x for the third quarter of 2024, as compared to $611.5 million for the comparable prior-year period. The Company calculates the net book-to-bill ratio by dividing net new business awards by revenue.
For the third quarter of 2024, total direct costs were $364.3 million, compared to total direct costs of $359.3 million in the third quarter of 2023. Selling, general and administrative (SG&A) expenses were $49.2 million in the third quarter of 2024, compared to SG&A expenses of $41.4 million in the third quarter of 2023.
GAAP net income for the third quarter of 2024 was $96.4 million, or $3.01 per diluted share, versus GAAP net income of $70.6 million, or $2.22 per diluted share, for the third quarter of 2023. This resulted in a net income margin of 18.1% and 14.3% for the third quarter of 2024 and 2023, respectively.
EBITDA for the third quarter of 2024 increased 31.7% to $118.8 million, or 22.3% of revenue, compared to $90.2 million, or 18.3% of revenue, for the comparable prior-year period. On a constant currency basis, EBITDA for the third quarter of 2024 increased 32.3% from the third quarter of 2023.
A reconciliation of the Company’s non-GAAP financial measures, including EBITDA and EBITDA margin to the corresponding GAAP measures is provided below.

Year-to-Date 2024 Financial Results
Revenue for the nine months ended September 30, 2024 was $1,572.5 million, and increased 13.3% on a reported basis and constant currency basis from the comparable prior-year period. Year-to-date 2024 GAAP net income was $287.4 million, or $8.96 per diluted share, compared to $204.5 million, or $6.42 per diluted share, for the comparable prior-year period. Year-to-date 2024 EBITDA was $346.7 million, or 22.0% of revenue, and increased 30.0% on a reported basis and 29.8% on a constant currency basis from the comparable prior-year period.
Balance Sheet and Liquidity
The Company’s Cash and cash equivalents were $656.9 million at September 30, 2024, and the Company generated $149.1 million in cash flow from operating activities during the third quarter of 2024. There were no share repurchases in the third quarter of 2024. As of September 30, 2024, the Company had $308.8 million remaining under its authorized share repurchase program.
2024 Financial Guidance
The Company forecasts 2024 revenue in the range of $2.090 billion to $2.130 billion, representing growth of 10.8% to 12.9% over 2023 revenue of $1.886 billion. GAAP net income for full year 2024 is forecasted in the range of $376.0 million to $388.0 million. Additionally, full year 2024 EBITDA is expected in the range of $450.0 million to $470.0 million. Based on forecasted 2024 revenue of $2.090 billion to $2.130 billion and GAAP net income of $376.0 million to $388.0 million, diluted earnings per share (GAAP) is forecasted in the range of $11.71 to $12.09. This guidance assumes a full year 2024 tax rate of 15.5% to 16.5%, interest income of $24.4 million, and 32.1 million diluted shares outstanding. This guidance does not include the potential impact of any share repurchases the Company may make pursuant to the share repurchase program after September 30, 2024.
Conference Call Details
Medpace will host a conference call at 9:00 a.m. ET, Tuesday, October 22, 2024, to discuss its third quarter 2024 results.
To participate in the conference call, interested parties must register in advance by clicking on this link. While it is not required, it is recommended you join 10 minutes prior to the event start. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique PIN that can be used to access the call.
To access the conference call via webcast, visit the “Investors” section of Medpace’s website at medpace.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call. A supplemental slide presentation will also be available at the “Investors” section of Medpace’s website prior to the start of the call.
About Medpace
Medpace is a scientifically-driven, global, full-service clinical contract research organization (CRO) providing Phase I-IV clinical development services to the biotechnology, pharmaceutical and medical device industries. Medpace’s mission is to accelerate the global development of safe and effective medical therapeutics through its high-science and disciplined operating approach that leverages regulatory and therapeutic expertise across all major areas including oncology, cardiology, metabolic disease, endocrinology, central nervous system and anti-viral and anti-infective. Headquartered in Cincinnati, Ohio, Medpace employs approximately 5,900 people across 43 countries as of September 30, 2024.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation, statements regarding our forecasted financial results and the effective tax rate used for non-GAAP adjustment purposes. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “guidance,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” “forecast,” “may,” “could,” “likely,” “anticipate,” “project,” “goal,” “objective,” “potential,” “range,” “estimate,” “preliminary,” “opportunity,” “outlook,” “trend,” “can,” “might,” “drives,” “hope,” “predict” and similar expressions, and variations or negatives of these words. However, the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements are largely based on management’s current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our financial condition, actual results, performance (including share price performance), or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the potential loss, delay or non-renewal of our contracts, or the non-payment by customers for services we have performed; the failure to convert backlog to revenue at our present or historical conversion rate(s); the failure to maintain or generate new business awards; fluctuation in our results between fiscal quarters and years; the risks and uncertainties related to disruptions to or reductions in business operations or prospects due to pandemics, epidemics, widespread health emergencies, or outbreaks of infectious diseases; decreased operating margins due to increased pricing pressure or other factors; our failure to perform our services in accordance with contractual requirements, government regulations and ethical considerations; the impact of underpricing our contracts, overrunning our cost estimates or failing to receive approval for or experiencing delays with documentation of change orders; our failure to increase our market share, grow our business, successfully execute our growth strategies or manage our growth effectively; the impact of a failure to retain key executives or other personnel or recruit experienced personnel; the risks associated with our information systems infrastructure, including potential cybersecurity breaches and other disruptions which could compromise patient information or our information; adverse results from customer or therapeutic area concentration; the risks associated with doing business internationally, including the effects of tariffs and trade wars; the risks associated with the Foreign Corrupt Practices Act and other anti-corruption laws; future net losses; the impact of changes in tax laws and regulations; our failure to attract suitable investigators and patients to our clinical trials; the liability risks associated with our research and development services, including risks of liability resulting from harm to patients; inadequate insurance coverage for our operations and indemnification obligations; fluctuations in exchange rates; general economic conditions, including inflation, in the markets in which we operate, including financial market conditions; the impact of unfavorable economic conditions, including conditions caused by the uncertain international economic environment and current and future international conflicts; the impact of a natural disaster or other catastrophic event; negative outsourcing trends in the biopharmaceutical industry and a reduction in aggregate expenditures and research and development budgets; our inability to compete effectively with other CROs; the impact of healthcare reform; the impact of consolidation in the biopharmaceutical industry; our failure to comply with federal, state and foreign healthcare laws; the effect of current and proposed laws and regulations regarding the protection of personal data; our potential involvement in costly intellectual property lawsuits; actions by regulatory authorities or customers to limit the scope of indications related to or withdraw an approved drug, biologic or medical device from the market; and the impact of industry-wide reputational harm to CROs. Moreover, we operate in a very competitive and rapidly changing environment in which new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all important factors on our business or the extent to which any factor, or combination of such factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make.
These and other important factors discussed under the caption “Risk Factors” in Item 1A, Part I of our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. We cannot guarantee that any forward-looking statement will be realized. Achievement of anticipated results is subject to substantial risks, uncertainties and inaccurate assumptions. If known or unknown risks or uncertainties materialize or if underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events, developments or circumstances cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Non-GAAP Financial Measures
Certain financial measures presented in this press release, such as EBITDA and EBITDA margin, are not recognized under generally accepted accounting principles in the United States of America, or U.S. GAAP. Management uses EBITDA and EBITDA margin or comparable metrics as a measurement used in evaluating our operating performance on a consistent basis, as a consideration to assess incentive compensation for our employees, for planning purposes, including the preparation of our internal annual operating budget, and to evaluate the performance and effectiveness of our operational strategies.

EBITDA and EBITDA margin have important limitations as analytical tools and you should not consider them in isolation, or as a substitute for, analysis of our results as reported under U.S. GAAP. See the condensed consolidated financial statements included elsewhere in this release for our U.S. GAAP results. Additionally, for reconciliations of EBITDA and EBITDA margin to our closest reported U.S. GAAP measures, refer to the appendix of this press release.
We believe that EBITDA and EBITDA margin are useful to provide additional information to investors about certain material non-cash and non-recurring items. While we believe these financial measures are commonly used by investors to evaluate our performance and that of our competitors, because not all companies use identical calculations, this presentation of EBITDA and EBITDA margin may not be comparable to other similarly titled measures of other companies and should not be considered as an alternative to performance measures derived in accordance with U.S. GAAP. EBITDA is calculated as net income attributable to Medpace Holdings, Inc. before income tax expense, interest expense, net, depreciation and amortization. EBITDA margin is calculated by dividing EBITDA by Revenue, net for each period. Our presentation of EBITDA and EBITDA margin should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Amounts in thousands, except per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue, net	$533,317	$492,499	$1,572,465	$1,387,441
Operating expenses:
Direct service costs, excluding depreciation and amortization	171,540	164,364	514,573	473,958
Reimbursed out-of-pocket expenses	192,769	194,942	579,904	525,784
Total direct costs	364,309	359,306	1,094,477	999,742
Selling, general and administrative	49,217	41,407	134,751	118,838
Depreciation	7,158	6,329	20,663	17,707
Amortization	360	549	1,082	1,649
Total operating expenses	421,044	407,591	1,250,973	1,137,936
Income from operations	112,273	84,908	321,492	249,505
Other income (expense), net:
Miscellaneous (expense) income, net	(1,025)	(1,602)	3,435	(2,198)
Interest income (expense), net	7,528	(105)	17,113	(2,332)
Total other income (expense), net	6,503	(1,707)	20,548	(4,530)
Income before income taxes	118,776	83,201	342,040	244,975
Income tax provision	22,350	12,651	54,672	40,463
Net income	$96,426	$70,550	$287,368	$204,512
Net income per share attributable to common shareholders:
Basic	$3.11	$2.30	$9.28	$6.65
Diluted	$3.01	$2.22	$8.96	$6.42
Weighted average common shares outstanding:
Basic	31,047	30,629	30,960	30,723
Diluted	32,088	31,762	32,060	31,839

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Amounts in thousands, except share amounts)
	As of
	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$656,900	$245,449
Accounts receivable and unbilled, net	311,466	298,400
Prepaid expenses and other current assets	64,229	49,979
Total current assets	1,032,595	593,828
Property and equipment, net	124,058	120,589
Operating lease right-of-use assets	130,547	144,801
Goodwill	662,396	662,396
Intangible assets, net	34,727	35,809
Deferred income taxes	76,683	74,435
Other assets	23,055	24,970
Total assets	$2,084,061	$1,656,828
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$26,201	$31,869
Accrued expenses	306,868	292,961
Advanced billings	670,939	559,860
Other current liabilities	37,346	40,441
Total current liabilities	1,041,354	925,131
Operating lease liabilities	128,277	142,122
Deferred income tax liability	2,289	2,404
Other long-term liabilities	30,702	28,221
Total liabilities	1,202,622	1,097,878
Commitments and contingencies
Shareholders’ equity:
Preferred stock - $0.01 par-value; 5,000,000 shares authorized; no shares issued and outstanding at September 30, 2024 and December 31, 2023	—	—
Common stock - $0.01 par-value; 250,000,000 shares authorized at September 30, 2024 and December 31, 2023; 31,081,601 and 30,752,292 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	311	308
Treasury stock - 70,073 and 70,573 shares at September 30, 2024 and December 31, 2023, respectively	(12,235)	(12,322)
Additional paid-in capital	836,903	802,681
Retained earnings (Accumulated deficit)	65,636	(221,645)
Accumulated other comprehensive loss	(9,176)	(10,072)
Total shareholders’ equity	881,439	558,950
Total liabilities and shareholders’ equity	$2,084,061	$1,656,828

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Amounts in thousands)	Nine Months Ended September 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$287,368	$204,512
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	20,663	17,707
Amortization	1,082	1,649
Stock-based compensation expense	19,625	15,351
Noncash lease expense	17,305	14,579
Deferred income tax benefit	(2,433)	(11,308)
Other	(3,836)	821
Changes in assets and liabilities:
Accounts receivable and unbilled, net	(13,032)	(39,314)
Prepaid expenses and other current assets	(11,108)	(8,954)
Accounts payable	(3,029)	(921)
Accrued expenses	13,933	54,923
Advanced billings	111,079	56,026
Lease liabilities	(15,417)	(14,433)
Other assets and liabilities, net	(4,051)	(13,659)
Net cash provided by operating activities	418,149	276,979
CASH FLOWS FROM INVESTING ACTIVITIES:
Property and equipment expenditures	(28,905)	(26,662)
Other	8,159	30
Net cash used in investing activities	(20,746)	(26,632)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from stock option exercises	14,600	9,855
Repurchases of common stock	—	(144,020)
Proceeds from revolving loan	—	105,000
Payments on revolving loan	—	(155,000)
Net cash provided by (used in) financing activities	14,600	(184,165)
EFFECT OF EXCHANGE RATES ON CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(552)	760
INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	411,451	66,942
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH — Beginning of period	245,449	28,265
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH — End of period	$656,900	$95,207

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

(Amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
RECONCILIATION OF GAAP NET INCOME TO EBITDA
Net income (GAAP)	$96,426	$70,550	$287,368	$204,512
Interest (income) expense, net	(7,528)	105	(17,113)	2,332
Income tax provision	22,350	12,651	54,672	40,463
Depreciation	7,158	6,329	20,663	17,707
Amortization	360	549	1,082	1,649
EBITDA (Non-GAAP)	$118,766	$90,184	$346,672	$266,663
Net income margin (GAAP)	18.1%	14.3%	18.3%	14.7%
EBITDA margin (Non-GAAP)	22.3%	18.3%	22.0%	19.2%
FY 2024 GUIDANCE RECONCILIATION (UNAUDITED)

(Amounts in millions, except per share amounts)	Forecast 2024
	Net Income		Net income per diluted share
	Low	High	Low	High
Net income and net income per diluted share (GAAP)	$376.0	$388.0	$11.71	$12.09
Income tax provision	68.6	76.6
Interest income, net	(24.4)	(24.4)
Depreciation	28.4	28.4
Amortization	1.4	1.4
EBITDA (Non-GAAP)	$450.0	$470.0